                                                                 EXHIBIT d(1)(c)

                                 AMENDMENT NO. 2
                      MASTER INVESTMENT ADVISORY AGREEMENT


         The Master Investment Advisory Agreement (the "Agreement"), dated _________, 2003, by and between Short-Term Investments Trust, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

         WHEREAS, the parties desire to amend the Agreement to add the following portfolios: Cash Assets Portfolio, Liquid Assets Portfolio and STIC Prime Portfolio.

         NOW, THEREFORE, the parties agree as follows;

         1. Schedule A and Schedule B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "SCHEDULE A
                            FUNDS AND EFFECTIVE DATES

         NAME OF FUND                                           EFFECTIVE DATE OF ADVISORY AGREEMENT
         ------------                                           ------------------------------------

Cash Assets Portfolio                                              [                   , 2003]

Government & Agency Portfolio                                             June 1, 2000

Government TaxAdvantage Portfolio                                         June 1, 2000

Liquid Assets Portfolio                                            [                  , 2003]

STIC Prime Portfolio                                               [                  , 2003]

Treasury Portfolio                                                        June 1, 2000

                                   SCHEDULE B
                           COMPENSATION TO THE ADVISOR

         The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                              CASH ASSETS PORTFOLIO
                             LIQUID ASSETS PORTFOLIO
                              STIC PRIME PORTFOLIO
                               TREASURY PORTFOLIO

         NET ASSETS                                                          ANNUAL RATE
         ----------                                                          -----------

         All Assets ........................................................    0.15%

                          GOVERNMENT & AGENCY PORTFOLIO

         NET ASSETS                                                          ANNUAL RATE
         ----------                                                          -----------

         All Assets ........................................................    0.10%

                        GOVERNMENT TAXADVANTAGE PORTFOLIO

         NET ASSETS                                                          ANNUAL RATE
         ----------                                                          -----------

         First $250 million ................................................    0.20%
         Over $250 million up to and including $500 million ................    0.15%
         Over $500 million .................................................    0.10%"

         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


                                             SHORT-TERM INVESTMENTS TRUST


Attest:                                      By:
        --------------------------------         -------------------------------
              Assistant Secretary                     Robert H. Graham
                                                      President


(SEAL)


                                             A I M ADVISORS, INC.


Attest:                                      By:
        --------------------------------         -------------------------------
              Assistant Secretary                     Mark H. Williamson
                                                      President


(SEAL)